Exhibit 99.1

              Quaker Fabric Reports Fiscal 2004 Financial Results

     FALL RIVER, Mass.--(BUSINESS WIRE)--Feb. 22, 2005--QUAKER FABRIC CORPORATION (NASDAQ Symbol: QFAB) today reported net sales of $68.0 million, a net loss of $1.9 million, and diluted and basic losses per share of ($0.11) for the three-month period ended January 1, 2005; compared to net sales of $80.5 million, net income of $3.3 million, and diluted and basic earnings per share of $0.19 and $0.20, respectively, for the corresponding period of fiscal 2003. Favorable settlement of the company's claim for certain federal R&D tax credits added approximately $2.0 million, or $0.12 per share, to the company's net income for the quarter.
     Results of operations for fiscal 2004 were net sales of $289.1 million, a net loss of $2.0 million, and diluted and basic losses per share of ($0.12); compared to net sales of $325.3 million, net income of $7.9 million, and diluted and basic earnings per share of $0.47 and $0.48, respectively, for fiscal 2003.
     "While 2004 got off to a reasonably strong start, it was a major disappointment for Quaker. Weakness at the revenue line was our biggest issue, with net sales for the year down 11.1%. Our new yarn sales initiatives showed significant strength, with 2004 net sales of $20.4, up 92%. Our international net fabric sales were down approximately 10.2% for the year, 12.2% for the quarter. Net sales into the domestic residential market, however, at $232.8 million for the year, were down 15.3%. This revenue loss reflects a continuation of intense competition in the domestic market, including market share gains from furniture coverings, particularly leather and faux suede, coming into the U.S. from Asia. The current popularity of those products at the consumer level has reduced the size of the market for the woven plain and Jacquard fabrics Quaker makes," commented Larry Liebenow, Quaker's President and CEO.
     "For Quaker, in addition to lower sales, weak demand in the domestic residential market led to a 17.2% drop in new fabric orders during the fourth quarter, a significant deterioration in our margin performance and pushed our SG&A expenses as a percentage of revenue up to 19.1% for the year. Higher energy and raw material prices and the more than $700,000 of professional fees we incurred in connection with our Sarbanes-Oxley Act compliance efforts exacerbated the other problems created by our revenue shortfall," added Mr. Liebenow.
     "The deterioration in our financial results led us to seek waivers from our two major financing sources to deal with various covenant issues in our loan documents. We are currently working to put new loan agreements in place consistent with our operating and financing needs," Mr. Liebenow said.
     Mr. Liebenow continued, "We took aggressive action during the second half of the year to reduce our operating costs going forward. These actions included staffing reductions intended to both reduce overhead and bring our production rates in line with demand as well as the execution of a lease on an additional 540,000 square feet of manufacturing and warehousing space in Fall River that will allow us to consolidate operations at four of the facilities we are currently leasing under a single roof. Additional company-wide cost cutting measures intended to further reduce our annual fixed operating costs by approximately $6.0 million, plus a reduction in force affecting approximately 275 members of our production staff, are being implemented now."
     "At the same time, we are working hard to build volume in both the domestic and international residential markets, to continue the growth of our yarn and contract programs and to introduce a new range of products for the outdoor furniture segment. Also, the new family of products we developed to compete in the general suede category is selling well. And so are the innovative textured products we introduced to meet the needs of our middle to better end customers. We also intend to expand our business by bringing fabrics into the U.S. market that we don't have the equipment to make ourselves, as a complement to our overall product offering," Mr. Liebenow added.
     "In addition, we will be using the results of a market study we commissioned during December to refine our strategy going forward so that the core competencies we have developed in the design, technology, supply chain and new product development areas can be used to best advantage to further our profitability objectives. We are also planning to move ahead with some adjustments in our pricing to deal with the pressure placed on our margins by significant raw material and other cost increases," Mr. Liebenow added.
     "It is clear that domestic market conditions are likely to remain both challenging and highly dynamic. At the same time, we believe that we are aggressively dealing with the cost and pricing issues in our core business. We have also made substantial progress in addressing the raw material sourcing issues raised by Solutia's recent decision to exit the acrylic business. We believe we are taking the additional product/market initiatives necessary to achieve our longer-term objectives. And we are excited about the potential these efforts - together with Quaker's low debt levels and strong development, design and service capabilities - represent for our company's future," Mr. Liebenow concluded.

     Quaker Fabric Corporation is a leading manufacturer of woven upholstery fabrics for furniture markets in the United States and abroad, and the largest producer of Jacquard upholstery fabric in the world.

     THIS PRESS RELEASE CONTAINS "FORWARD LOOKING STATEMENTS," AS THAT TERM IS DEFINED IN THE FEDERAL SECURITIES LAWS. THE READER IS CAUTIONED THAT SUCH STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND THAT, AS A RESULT OF VARIOUS FACTORS, INCLUDING, BUT NOT LIMITED TO, THE LEVEL OF CUSTOMER DEMAND FOR THE COMPANY'S PRODUCTS, HIGHER THAN ANTICIPATED COSTS, ANY INTERRUPTION IN THE SUPPLY OF RAW MATERIALS USED BY THE COMPANY AND LOWER THAN ANTICIPATED PRODUCTION RATES, ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE PROJECTED. FOR A FURTHER DISCUSSION OF THESE FACTORS, SEE THE COMPANY'S 2003 FORM 10-K.


                       QUAKER FABRIC CORPORATION
                   CONSOLIDATED FINANCIAL STATEMENTS
                 (In thousands, except per share data)
                              (Unaudited)

                                STATEMENTS OF INCOME

                   Fourth Quarter Ended        Twelve Months Ended
                Jan. 1,  Jan. 3,  Percent  Jan. 1,   Jan. 3,   Percent
                 2005     2004    Change    2005      2004     Change
               -------- -------- -------- --------- --------- --------

Net sales      $68,044  $80,461   (15.4)% $289,145  $325,337   (11.1)%
Cost of
 products
 sold           58,978   61,621            236,270   255,202
               -------- --------          --------- ---------
Gross margin     9,066   18,840   (51.9)%   52,875    70,135   (24.6)%
Selling,
 general and
 admin.
 expenses       13,724   14,204             55,315    55,334
Non-recurring
 (income)            0   (1,426)                 0    (1,426)
               -------- --------          --------- ---------
Operating
 income (loss)  (4,658)   6,062  (176.8)%   (2,440)   16,227  (115.0)%
Other expenses
    Interest
     expense       760      859              3,327     3,887
    Other
     expenses
     (income)       91      (33)                 8        51
               -------- --------          --------- ---------
Income (loss)
 before
 provision for
 income taxes   (5,509)   5,236  (205.2)%   (5,775)   12,289  (147.0)%
Provision
 (benefit) for
 income taxes   (3,639)   1,952             (3,733)    4,350
               -------- --------          --------- ---------
Net income
 (loss)        ($1,870)  $3,284  (156.9)%  ($2,042)   $7,939  (125.7)%
               ======== ========          ========= =========
Earnings (loss)
 per common
 share - basic  ($0.11)   $0.20  (155.0)%   ($0.12)    $0.48  (125.0)%
               ======== ========          ========= =========
Weighted
 average shares
 outstanding -
 basic          16,824   16,777             16,819    16,671
               ======== ========          ========= =========
Earnings (loss)
 per common
 share -
 diluted        ($0.11)   $0.19  (157.9)%   ($0.12)    $0.47  (125.5)%
               ======== ========          ========= =========
Weighted
 average
 shares
 outstanding -
 diluted        16,824   17,133             16,819    16,958
               ======== ========          ========= =========

Note: Earnings per common share amounts for the quarters and for the twelve month periods presented have each been calculated separately. Accordingly, quarterly amounts may not add to the twelve month period amounts.

Other data:
-------------
Gross profit
 margin           13.3%    23.4%              18.3%     21.6%
S.G. & A. as a
 percentage of
 net sales        20.2%    17.7%              19.1%     17.0%
Operating
 margin           -6.8%     7.5%              -0.8%      5.0%
Net margin        -2.7%     4.1%              -0.7%      2.4%
Order backlog                              $14,584   $26,541


                          CONDENSED BALANCE SHEETS

                                             January 1,   January 3,
                                               2005          2004
                                           ------------- -------------
Assets
  Current assets:
     Cash and cash equivalents                   $4,134        $5,591
     Accounts receivable                         40,708        44,374
     Inventories                                 43,533        43,987
     Prepaid expenses and other current
      assets                                     12,200        12,739
                                           ------------- -------------
      Total current assets                      100,575       106,691

  Property, plant and equipment, net            158,480       162,293
  Goodwill, net of amortization                   5,432         5,432
  Other assets                                    2,088         1,862
                                           ------------- -------------
                                               $266,575      $276,278
                                           ============= =============

Liabilities and Stockholders' Equity
  Current liabilities                           $66,125       $32,523
  Long-term debt and capital leases                   0        40,000
  Deferred income taxes and other
    liabilities                                  33,958        34,250
  Stockholders' equity                          166,492       169,505
                                           ------------- -------------
                                               $266,575      $276,278
                                           ============= =============

This document contains "forward looking statements," as that term is defined in the federal securities laws. The reader is cautioned that such statements are not guarantees of future performance and that, as a result of various factors, including, but not limited to, the level of customer demand for the Company's products, higher than anticipated costs and lower than anticipated production rates, actual results may differ materially from those projected. For a further discussion of these factors, see the Company's 2003 10-K.


     CONTACT: Quaker Fabric Corporation
              Larry A. Liebenow, 508)-646-2264
              or
              Paul J. Kelly, 508-646-2251
              or
              Cynthia L. Gordan, 508-646-2261